Exhibit 24

LIMITED POWER OF ATTORNEY FOR REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Tao Li and Istvan Benko, or either of them acting singly and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1. take any actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the “SEC”), including to prepare, execute in the undersigned’s name and on the undersigned’s behalf and submit a Form ID, including amendments thereto, or any other documents, and to prepare for, coordinate and enroll the undersigned in EDGAR Next or any successor filing system and, as applicable, make arrangements with third-party filing agents or similar parties and ensure that all relevant parties have been assigned an appropriate EDGAR Next role, to enable the undersigned to make filings and submissions with the SEC;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to timely file forms, schedules and other documents with the SEC, including (i) acting as an account administrator or delegated administrator for the undersigned’s EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate or (ii) causing the undersigned to accept a delegation of authority from any of the undersigned’s EDGAR Next account administrators and pursuant to such delegation authorize the undersigned’s EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned’s EDGAR Next account as such attorney-in-fact deems necessary or appropriate, and any securities exchange or similar authority; and

3. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of the Securities Act of 1933, as amended.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms, schedules and other documents with the SEC with respect to the undersigned’s holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of the date set forth below.

Signed and acknowledged:

TSANG CHI FAI
(print full name)

/s/ TSANG CHI FAI
(signature)

Name of Notary:	Sung Wing-Kwong
Notary Public, Hong Kong SAR

Date:	13 MAR 2026

Notary Signature & Seal to be Placed Here:	/s/ Sung Wing-Kwong